Exhibit 10.13

EXECUTION

AMENDMENT NO. 1

TO AMENDED AND RESTATED COMMERCIAL MORTGAGE SERVICING OVERSIGHT AGREEMENT

This Amendment No. 1 to the Amended and Restated Commercial Mortgage Servicing Oversight Agreement dated and effective as of June 1, 2016 (this “Amendment”) is made as of September 27, 2017 by and among PENNYMAC CORP., as Owner, PENNYMAC HOLDINGS, LLC, as Owner, and PENNYMAC LOAN SERVICES, LLC, as PLS or Oversight Servicer.

RECITALS

WHEREAS, the Owner and the Oversight Servicer previously entered into an Amended and Restated Commercial Mortgage Servicing Oversight Agreement, dated as of June 1, 2016 (the “Existing Oversight Agreement”);

WHEREAS, Owner is entering into that certain Mortgage Selling and Servicing Contract, Addendum to Mortgage Selling And Servicing Contract, Reserve Agreement, and Master Loss Sharing Agreement, each effective as of August 1, 2017, (collectively, together with the Fannie Mae Guide, the “Lender Contract”) with Fannie Mae, a corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq., and duly organized and existing under the laws of the United States of America (“Fannie Mae”);

WHEREAS, Owner has previously entered a Servicing Agreement dated July 13, 2015 with Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) and PLS, under which Owner engaged Midland to act as the Master Servicer of Mortgage Loans that the Owner acquires from time to time and as the Special Servicer with respect to certain Mortgage Loans, and engaged PLS to act as Special Servicer for certain other Mortgage Loans;

WHEREAS, Owner has entered a Subservicing Agreement dated July 31, 2017 with Midland, under which Owner engaged Midland to act as the Subservicer of Fannie Mortgage Loans (as defined below) that the Owner acquires from time to time;

WHEREAS, Owner has requested that PLS oversee the servicing activities of Midland on behalf of Owner with respect to Midland subservicing the Fannie Mortgage Loans; and,

WHEREAS, the parties desire to provide the terms and conditions of PLS’ oversight of the subservicing performed by Midland with respect to Fannie Mortgage Loans. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Oversight Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that the Existing Oversight Agreement be amended to reflect certain agreed upon revisions as follows:

SECTION 1.   Definitions.  Section 1.01 of the Existing Oversight Agreement is hereby amended as follows:

1.1             New Definitions: Section 1.01 of the Existing Oversight Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Collateral Account” means the account maintained with U.S. Bank National Association in accordance with the Reserve Agreement, the Fannie Mae Guide, and the Lender Contract.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“Fannie Mae Guide” means the Fannie Mae Multifamily Selling and Servicing Guide, including any exhibits, appendices or other referenced forms, as such Guide is amended, modified, supplemented, restated or superseded from time to time. The Fannie Mae Multifamily Selling and Servicing Guide currently contains only Part I: the Glossary, Part II: Lender Contractual Relationship, and Part III, New Underwriting, consisting of three (3) Subparts: Part IIIA: Base Underwriting Requirements, Part IIIB: Underwriting for Special Asset Classes, and Part IIIC: Underwriting for Special Product Features or Executions, Part IV: Mortgage Loan Commitment, Delivery, and Purchase Procedures, and Part V: Servicing and Asset Management. Additional Parts will be published by Fannie Mae from time to time. For the purposes of this First Amendment, provisions in the Guide applicable to DUS loans shall apply to the Fannie Mortgage Loans, unless otherwise provided herein.

“Fannie Mortgage Loan”: means a “Small Mortgage Loan” as defined in the Fannie Mae Guide or a Mortgage Loan providing financing for the acquisition or refinance of conventional multifamily housing on a Mortgaged Property with five to fifty units and eligible for delivery to Fannie Mae under the terms of the Fannie Mae Guide and the Lender Contract.

“Lender Contract” has the meaning specified in the Fannie Mae Guide, including those agreements referred to in Recital B of this Agreement.

1.2             Replacement Definitions.  Section 1.01 of the Existing Oversight Agreement is hereby amended by replacing each of the following definitions in its entirety as follows:

“Accepted Servicing Practices”: Servicing Mortgage Loans (a) in accordance with (i) applicable federal, state, and local laws, regulations, and ordinances, and investor requirements including, with respect to Fannie Mortgage Loans, the Fannie Mae Guide and with respect to Freddie Mac SBL Loans, the Guide, (ii) the terms and provisions of the Mortgage Loan Documents, (iii) the express terms hereof, and (iv) the customary and usual standards of practice of prudent institutional commercial mortgage loan servicers, and (b) to the extent consistent with the foregoing requirements, in the same manner in which the Master Servicer or the applicable Special Servicer services commercial mortgage loans for itself, its Affiliates, or other third party portfolios of mortgage loans similar to the Mortgage Loans.

“Midland Servicing Agreement” means collectively (i) the Servicing Agreement dated July 13, 2015 among Owner, Midland and PLS, and (ii) the Subservicing Agreement dated July 31, 2017 between Midland and Owners, each as amended, restated or modified from time to time.

“Mortgage Loan”: Each of the MSS Mortgage Loans, PMSS Mortgage Loans, and Fannie Mortgage Loans identified on any Mortgage Loan Schedule under the Midland Servicing Agreement.

SECTION 2.   Additional Fannie Mae Services.  A new Section 3.01(cc) of the Existing Oversight Agreement is added in the appropriate alphabetical order:

(cc) to the extent not addressed in 3.01(z), performing any other post-purchase reporting tasks required by the Fannie Mae Guide, preparing and executing remittance and reporting respecting Fannie Mae Loan repurchases in compliance with the Fannie Mae Guide, preparing and executing remittances due for Fannie Mae Loan Defaulted Mortgages, assisting in maintaining the appropriate balance in the Collateral Account in compliance with the Delegated Underwriting and Servicing Reserve Agreement, the Fannie Mae Guide, and the Lender Contract, and other mutually agreed services for the Fannie Mortgage Loans, all of the above subject to Oversight Servicer’s completion of the training required by Fannie Mae and in coordination with Master Servicer.

SECTION 3.   Authority of the Oversight Servicer.  A new Section 3.04 is added to the Existing Oversight Agreement as follows:

Section 3.04. Authority of the Oversight Servicer.  With respect to the Fannie Mortgage Loans, the Oversight Servicer expressly acknowledges that:

(a) Fannie Mae owns each Fannie Mortgage Loan that is the subject of this Agreement;

(b) Fannie Mae has the right to terminate the Owner’s right to service any Fannie Mortgage Loan at any time and to remove from the Owner, Midland and Oversight Servicer the files and records related to that Mortgage Loan;

(c) all rights of Oversight Servicer to any compensation, including any portion of the Servicing Fee from each Mortgage Loan, are unsecured and totally subordinate to the rights of Fannie Mae at all times, and are immediately terminated without notice upon the termination of the Owner’s right to service the Mortgage Loan;

(d) this Agreement creates no right of Oversight Servicer to originate, sell, or service Mortgage Loans on behalf of Fannie Mae, and Oversight Servicer is prohibited from indicating implicitly or explicitly that Oversight Servicer is authorized to perform services for Fannie Mae;

(e) this Agreement creates no right of the Oversight Servicer to use Fannie Mae’s name, logo, or other intellectual property restricted under Section 514 of the Fannie Mae Guide;

(f) in case of inconsistencies between this Agreement and the Fannie Mae Guide or Lender Contract, the Fannie Mae Guide and Lender Contract must control;

(g) Fannie Mae is a third party beneficiary of this Agreement;

(h) Fannie Mae shall have the right to enforce the contract against Oversight Servicer directly; provided however, that, under most circumstances, Fannie Mae will not interact directly with Oversight Servicer unless Fannie Mae requests otherwise in writing;

(i) Fannie Mae expects to request direct contact with Oversight Servicer for routine questions regarding submissions, as well as to provide a forum for Oversight Servicer to resolve any ongoing questions it has of Fannie Mae; and,

(j) Fannie Mae is not required to pay any compensation to Oversight Servicer under this Agreement or otherwise.

SECTION 4.   Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

4.1             Delivered Documents.  On the Amendment Effective Date, each party shall have received the following documents, each of which shall be satisfactory to such party in form and substance:

(a)       this Amendment, executed and delivered by the duly authorized officers of the parties hereto; and

(b)       such other documents as such party or counsel to such party may reasonably request.

SECTION 5.   Representations and Warranties.  Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed.

SECTION 6.   Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.   Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.   Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 9.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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EXECUTION

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers or trustees as of the date first written above.

PENNYMAC HOLDINGS, LLC, as an Owner

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and
Chief Financial Officer

PENNYMAC CORP., as an Owner

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and
Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, as Oversight Servicer

By:	/s/ Andrew S. Chang
	Name:	Andrew S. Chang
	Title:	Senior Managing Director and
Chief Financial Officer